Exhibit 99.1

The Board of Directors of East Kansas Agri-Energy, LLC has declared a distribution of $79.00 per share to shareholders of record as of June 30, 2007, payable on or before August 31, 2007.

Distributions are based upon careful review of financial results and other business factors that could affect the financial performance of the company. Typically, we expect that this review will take place at a meeting of the Board of Directors following the quarterly filing of the 10Q with the Securities and Exchange Commission, which is within 45 days of the end of the quarters ending March, June and September. Because the quarter ending in December is also our fiscal year end requiring audited financial statements, that review is expected to take place following the filing of the 10K and is within 90 days of year end. Although East Kansas Agri-Energy has a history of distribution payments, future payments will be determined in the sole discretion of our Board of Directors subject to the provisions of the Kansas Revised Limited Liability Act, our Operating Agreement, and the requirements of our creditors. The Board has no obligation to distribute profits, if any, to members and may elect to retain future profits to provide operational financing for the plant, debt retirement or fund capital improvements.

East Kansas Agri-Energy, LLC produces and markets fuel grade ethanol and distillers grains. For additional information on East Kansas Agri-Energy, visit the company’s website at www.ekaellc.com.

This letter contains forward-looking statements. We undertake no responsibility to update any forward looking statement. When used, the words “believe”, “hope”, “expect”, “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings, copies of which are available through our website or upon request.